Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 1 TO LOAN AND SERVICING AGREEMENT, dated as of March 11, 2014 (this “Amendment”), among WALNUT STREET FUNDING LLC, a Delaware limited liability company (the “Borrower”), WELLS FARGO SECURITIES, LLC, as the administrative agent (in such capacity, the “Administrative Agent”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as a lender (in such capacity, the “Institutional Lender”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as the collateral agent (in such capacity, the “Collateral Agent”), and as the collateral custodian (in such capacity, the “Collateral Custodian”).

WHEREAS, the Borrower, the Administrative Agent, each of the Conduit Lenders and Institutional Lenders from time to time party thereto, each of the Lender Agents from time to time party thereto, the Collateral Agent, the Account Bank and the Collateral Custodian, are party to the Loan and Servicing Agreement, dated as of May 17, 2012 (as amended, modified, waived, supplemented, restated or replaced from time to time, the “Loan and Servicing Agreement”), providing, among other things, for the making and the administration of the Advances by the lenders to the Borrower, which Advances are evidenced by the Variable Funding Note, dated as of May 17, 2012 (the “Variable Funding Note”); and

WHEREAS, the parties hereto desire to amend the Loan and Servicing Agreement in accordance with the provisions of the Loan and Servicing Agreement and subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1. Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Loan and Servicing Agreement.

ARTICLE II

Amendments to Loan and Servicing Agreement

SECTION 2.1. The cover page of the Loan and Servicing Agreement shall be amended by deleting “$250,000,000” and inserting “$300,000,000” in lieu thereof.

SECTION 2.2. Annex B to the Loan and Servicing Agreement shall be amended by deleting “$250,000,000” and inserting “$300,000,000” in lieu thereof.

SECTION 2.3. Section 1.01 of the Loan and Servicing Agreement shall be amended by deleting the following definitions in their entirety and inserting the following in lieu thereof:

“Fixed Rate Loan” means a Loan that is (i) a fixed rate loan or, prior to the occurrence of the Required Sale Date, a fixed rate bond, (ii) is not (and cannot by its terms become) subordinate in right of payment to any obligation of the Obligor in any bankruptcy, reorganization, insolvency, moratorium or liquidation proceedings, (iii) is secured by a pledge of collateral, which security interest is validly perfected and first priority under Applicable Law (subject to Liens described in clause (b) (other than clause (v) thereof) of the definition of Permitted Liens), and (iv) the Borrower or the Collateral Manager determines in good faith that the value of the collateral securing the loan (or the enterprise value of the underlying business) on or about the time of origination equals or exceeds the outstanding principal balance of the loan plus the aggregate outstanding balances of all other loans of equal or higher seniority secured by the same collateral.

“Loan” means the portion of any commercial loan or note (or, if such asset is a Fixed Rate Loan, either (i) a commercial loan or (ii) prior to the occurrence of the Required Sale Date, note or a bond) that the Borrower Advisors direct the Borrower to fund to or acquire from the Seller or any third party seller, which loan, note or bond includes, without limitation, (i) the Required Loan Documents and Loan File, and (ii) all right, title and interest of such seller in and to such loan, note or bond and any Underlying Collateral, but excluding, in each case, the Retained Interest and Excluded Amounts, and which loan, note or bond was acquired from or funded to and owned by the Borrower on the applicable Cut-Off Date (as set forth on the Loan Tape delivered on such Cut-Off Date).

“Maximum Facility Amount”: means the aggregate Commitments as then in effect, after giving effect to any decrease pursuant to Section 2.17 or increase pursuant to Section 2.20; provided that at all times after the Reinvestment Period, the Maximum Facility Amount shall mean the aggregate Advances Outstanding at such time. As of the First Amendment Effective Date, the Maximum Facility Amount is $300,000,000.

“Minimum Equity Amount”: means the greater of (i) the sum of the Adjusted Borrowing Value of all Eligible Loans attributable to the three Obligors collectively comprising the largest aggregate Adjusted Borrowing Value included in the Borrowing Base and (ii) $70,000,000.

SECTION 2.4. Section 1.01 of the Loan and Servicing Agreement shall be amended by inserting the following definitions in the appropriate alphabetical order:

“First Amendment Effective Date”: March 11, 2014.

“Required Sale Assets” means all Permitted Investments that would disqualify the Borrower from using the “loan securitization exemption” under the Volcker Rule (as determined by the Administrative Agent in its reasonable discretion) and all bonds and notes.

“Required Sale Date” means the date immediately prior to July 21, 2015 (or the date immediately prior to such later date as shall be determined by written order of the Board of Governors of the Federal Reserve System with respect to the required conformance with the Volcker Rule by banking entities generally); provided that, if the Administrative Agent receives

2

advice of nationally recognized counsel satisfactory to it in its sole discretion that (A) the ownership of the Required Sale Assets will not cause the Borrower to be a “covered fund” under the Volcker Rule, (B) the Advances are not considered to constitute “ownership interests” under the Volcker Rule or (C) ownership of the Advances will be otherwise exempt from the Volcker Rule, then the Required Sale Date shall not occur; provided, further, that upon receipt of further official guidance from or on behalf of the Board of Governors of the Federal Reserve System with respect to compliance with the Volcker Rule, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith in respect of amendments or modifications to the Transaction Documents appropriate to assure compliance with or exemption from the Volcker Rule.

“Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

SECTION 2.5. Section 1.01 of the Loan and Servicing Agreement shall be amended by deleting “$15,000,000” in clause (b) of the definition of “Eligible Loan” and inserting “$20,000,000” in lieu thereof.

SECTION 2.6. Section 1.01 of the Loan and Servicing Agreement shall be amended by deleting the paragraph at the end of the definition of “Permitted Investments” and inserting the following in lieu thereof:

“Permitted Investments may include, without limitation, those investments issued by or made with Wells Fargo or for which Wells Fargo or an Affiliate provided services and receives compensation; provided, that notwithstanding the foregoing clauses (a) through (k), after the occurrence of the Required Sale Date, Permitted Investments may only include obligations or securities that constitute cash equivalents for purposes of the rights and assets in paragraph (c)(8)(i)(B) of the exclusions from the definition of “covered fund” for purposes of the Volcker Rule.”

SECTION 2.7. Section 2.07 of the Loan and Servicing Agreement shall be amended by:

(a) amending the title of Section 2.07 to “Discretionary Sale, Substitutions, Lien Release Dividends, Purchases and Required Sale Date”; and

(b) inserting the following as a new Section 2.07(g):

“(g) Required Sale Date. Notwithstanding anything else in this Agreement to the contrary, the Borrower shall divest itself of all Required Sale Assets on or prior to the Required Sale Date.”

3

ARTICLE III

Consent to Amendment to Collateral Management Agreement

SECTION 3.1. The Administrative Agent hereby consents to that certain Amendment to Collateral Management Agreement dated as of the date hereof, as required pursuant to Section 7.01(v) of the Loan and Servicing Agreement.

ARTICLE IV

Representations and Warranties

SECTION 4.1. The Borrower hereby represents and warrants to the Administrative Agent that, as of the date first written above, (i) no Unmatured Event of Default, Event of Default, Unmatured Collateral Control Event or Collateral Control Event has occurred and is continuing and (ii) the representations and warranties of the Borrower contained in the Transaction Documents are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date).

ARTICLE V

Conditions Precedent

SECTION 5.1. This Amendment shall become effective upon the satisfaction of the following conditions (or until such conditions are waived in writing by the Administrative Agent in its sole discretion):

(a) the execution and delivery of this Amendment by the parties hereto;

(b) the effectiveness of Amendment No. 1 to the Fee Letter dated as of the date hereof;

(c) the Administrative Agent shall have received satisfactory evidence that the Borrower has obtained all required consents and approvals of all Persons to the execution, delivery and performance of this Amendment and the consummation of the transactions contemplated hereby;

(d) the Administrative Agent shall have received the executed legal opinion of Dechert LLP, counsel to the Borrower, in form and substance acceptable to the Administrative Agent in its reasonable discretion; and

(e) each Lender shall have received a duly executed copy of its Variable Funding Note, in a principal amount equal to the Commitment of such Lender.

ARTICLE VI

Miscellaneous

SECTION 6.1. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

4

SECTION 6.2. Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 6.3. Ratification. Except as expressly amended hereby, the Transaction Documents are in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment shall form a part of the Transaction Documents for all purposes.

SECTION 6.4. Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 6.5. Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Signature Pages Follow]

5

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

WALNUT STREET FUNDING LLC,
as Borrower

By:	/s/ Gerald F. Stahlecker
	Name:	Gerald F. Stahlecker
	Title:	Executive Vice PResident

[Signature Page to Amendment No. 1 to LSA]

WELLS FARGO SECURITIES, LLC,
as Administrative Agent

By:	/s/ Matt Jensen
	Name:	Matt Jensen, CFA
	Title:	Vice President

[Signature Page to Amendment No. 1 to LSA]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Institutional Lender

By:	/s/ Mike Romanzo
	Name:	Mike Romanzo, CFA
	Title:	Director

[Signature Page to Amendment No. 1 to LSA]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Collateral Agent

By:	/s/ Tammy Bliek
	Name:	Tammy Bliek
	Title:	Vice President

[Signature Page to Amendment No. 1 to LSA]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Collateral Custodian

By:	/s/ Tammy Bliek
	Name:	Tammy Bliek
	Title:	Vice President

[Signature Page to Amendment No. 1 to LSA]